EXHIBIT 3.233
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/03/1999
991044643 — 3000998
CERTIFICATE OF FORMATION
OF
COLLEGE STATION MERGER, LLC
Under Section 18-201 of the Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is College Station Merger, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of February 3, 1999.
By: John M. Franck II
Name: Franck II
Title: Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 04/14/2999
991146592 — 3000998
CERTIFICATE OF MERGER
OF
COLUMBIA BVMC, INC.
INTO
COLLEGE STATION MERGER, LLC
Pursuant to Section 18-209 of the Delaware Limited Liability Company Act
The undersigned limited liability company and corporation DO HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

College Station Merger, LLC (the “LLC”)	Delaware

Columbia BVMC, Inc. (the “Company”)	Texas
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be College Station Merger, LLC.
FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
SEVENTH: This Certificate of Merger shall be effective on April 14, 1999.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 13th day of April, 1999.
COLLEGE STATION MERGER, LLC
By: /s/ John M. Franck
Name: John M. Franck II
Title: Manager
COLUMBIA BVMC, NC.
By: /s/ R. Milton Johnson
Name: R. Milton Johnson
Title: Vice President

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